THIRD AMENDED AND RESTATED
BYLAWS
(effective February 1, 2023)
Of
SOUTHWEST AIRLINES CO.
Dallas, Texas

SOUTHWEST AIRLINES CO.
THIRD AMENDED AND RESTATED BYLAWS
ARTICLE I

IDENTIFICATION, OFFICES, AND DEFINITIONS
Section 1.Name. The name of the corporation is SOUTHWEST AIRLINES CO.
Section 2.Principal Office. The principal office of the corporation shall be in Dallas, Texas.
Section 3.Other Offices. The corporation may also have offices at such other places within or without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.
Section 4.Definitions. Unless the context otherwise requires or except as otherwise defined herein, capitalized terms used in these Bylaws shall have the respective meanings assigned to them in Section 1 of Article X.
ARTICLE II

THE SHAREHOLDERS
Section 1.Time and Place of Meetings. All meetings of the shareholders shall be held on such date and at such time and place (if any), either within or without the State of Texas, as shall be determined from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may determine that any meeting may be held solely or partially by means of remote communication in accordance with Texas law. The Board of Directors may postpone, adjourn, reschedule, or cancel any meeting of shareholders for any reason or no reason upon public notice given prior to the time previously scheduled for such meeting of shareholders. The meeting may be postponed, adjourned or rescheduled to such time and place (if any) as is specified in the notice of postponement or rescheduling of such meeting.
Section 2.Annual Meetings. The meeting of shareholders for the election of directors shall be held annually on such date as shall be designated by the Board of Directors. At each annual meeting of shareholders, the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.
Section 3.Special Meetings.
(a)Special meetings of the shareholders may be called by the Chair of the Board, the President, or the Chief Executive Officer and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by (i) a majority of the whole Board of Directors or (ii) one or more shareholders of record that, at the time a request is delivered, collectively Own (as defined in Article II, Section 3(e)) at least ten (10) percent (or such greater percentage not exceeding a majority as may be specified in the Certificate of Formation from time to time) of all of the shares entitled to vote at the proposed special meeting (the “Requisite Percentage”); provided, however, that a special meeting requested by one or more shareholders (a “Shareholder Requested Meeting”) shall be called by the Secretary only if the shareholders requesting such meeting provide the information set forth in Section 3(b) of Article II below and otherwise comply with this Section 3, as determined by the Board of Directors. For purposes of this Section 3 and Section 13 of Article II, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors, or any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the corporation, its shareholders, and any other applicable person so long as made in good faith (without any further requirements).

(b)In order for a Shareholder Requested Meeting to be called by the Secretary pursuant to Section 3(a)(ii) of Article II, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the shareholder(s) of record that Own(s) the Requisite Percentage (or its or their respective duly authorized agent) must be delivered to the Secretary at the principal office of the corporation and must be accompanied by:
(i)in the case of any Shareholder Requested Meeting at which director nominations are proposed to be presented, the information required by Section 11(b) and (c) of Article II and the completed and signed questionnaire and representation and agreement required by Section 12 of Article II, as well as the updates and supplements pursuant to Section 11(d) of Article II, if applicable;
(ii)in the case of any Shareholder Requested Meeting at which any business other than director nominations is proposed to be presented, the information required by Section 10(b) and (c) of Article II (as though such provisions were applicable to special meetings), as well as the updates and supplements pursuant to Section 10(e) of Article II, if applicable; and
(iii)as to each shareholder of the corporation signing such request, or if such shareholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, an affidavit by each such person (A) stating the number of shares of capital stock of the corporation that he, she, or it Owns as of the date such request was signed; (B) agreeing to (1) update and supplement such affidavit as of the record date for the Shareholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal office of the corporation not later than five (5) business days after the record date for such Shareholder Requested Meeting) and as of the date that is ten (10) business days prior to the date of the Shareholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal office of the corporation not later than seven (7) business days prior to the date of such Shareholder Requested Meeting) and (2) notify the corporation promptly (and in any event within forty-eight (48) hours) of any disposition after the record date for such Shareholder Requested Meeting, but prior to the date of the Shareholder Requested Meeting; and (C) acknowledging that in the event of any decrease in the number of shares of capital stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting Owned by such person at any time before the Shareholder Requested Meeting, (x) such person’s Special

Meeting Request shall be deemed to have been revoked with respect to such shares of capital stock of the corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percentage, and (y) any reduction that results in the requesting shareholders not Owning the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request.

(c)One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements of this Section 3 set forth above and has been dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within five (5) business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting shareholder may revoke his, her, or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal office of the corporation; provided, however, that if following such revocation, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Shareholder Requested Meeting. The determination of the validity of a Special Meeting Request shall be made by the Board of Directors. A Special Meeting Request shall not be valid if such Special Meeting Request relates to an item of business that is not a matter on which shareholders are authorized to act under, or that involves a violation of, applicable law. Except as otherwise provided by applicable law or except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request, the chair of the Shareholder Requested Meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 3 and applicable law and (ii) if any proposed business was not made or proposed in compliance with this Section 3 and applicable law, to declare that such proposed business shall not be transacted.
(d)Business transacted at any Shareholder Requested Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request and (ii) any additional matters that the Board of Directors determines to include in the corporation’s notice of the meeting. If none of the shareholders who submitted the Special Meeting Request, or their qualified representatives, appears at the Shareholder Requested Meeting and presents the matters to be presented for consideration that were specified in the Special Meeting Request, the corporation need not present such matters for a vote at such meeting (notwithstanding that ballots or proxies in respect of such matter may have been received by the corporation). For purposes of this Section 3, to be considered a qualified representative of a shareholder, (A) a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders; and (B) prior to the presentation of such matters at the meeting of shareholders, such person must produce a valid government-issued photo identification, as well as either (1) proof that he, she, or it is a duly authorized officer, manager, or partner of such shareholder or (2) such writing (or a reliable reproduction or electronic transmission of the writing).
(e)For the purposes of this Section 3 and Section 13 of Article II, a shareholder or beneficial owner shall be deemed to “Own” only those outstanding shares of the corporation’s Common Stock as to which such person possesses both: (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) purchased by such person or any of its Affiliates in any transaction that has not been settled or closed; (B) sold short by such person or any of its Affiliates; (C) borrowed by such person or any of its Affiliates for any purpose or purchased by such person or any of its Affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (1) reducing in any manner, to any extent, or at any time in the future, such person’s or any of its Affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or any of its Affiliates. For purposes of this Section 3 and Section 13 of Article II, a shareholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. For purposes of this Section 3 and Section 13 of Article II, a person shall be deemed to continue to Own shares during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. For purposes of this Section 3 and Section 13 of Article II, a person shall also be deemed to continue to Own shares during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice, the person recalls the loaned shares no later than five (5) business days after being notified that the Shareholder Requested Meeting will be held (in the case of this Section 3) or after being notified that any of its Shareholder Nominees will be included in the corporation’s proxy materials (in the case of Section 13 of Article II), and the person holds the recalled shares through the date of the Shareholder Requested Meeting (in the case of this Section 3) or through the date of the annual meeting (in the case of Section 13 of Article II). The determination of the extent to which a shareholder or beneficial owner “Owns” any shares of Common Stock for these purposes shall be made by the Board of Directors. The terms “Owned,” “Owning” and “Ownership” and other variations of the word “Own” shall have correlative meanings in this Section 3 and Section 13 of Article II. For purposes of these Bylaws, the term “Affiliates” shall have the meaning given in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”).

(f)No business other than that stated in the corporation’s notice of meeting shall be transacted at any special meeting.
Section 4.Notice of Meetings. Notice stating the place (if any), day, and hour of any meeting of shareholders, the means of remote communications (if any) by which shareholders may be considered present and may vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at the meeting not later than the tenth (10th) day and not earlier than the sixtieth (60th) day before the date of the meeting. The corporation may give notices of meetings and any other notices to shareholders in person, by electronic transmission (on consent of a shareholder), or by mail at the direction of the Chair of the Board, President, Chief Executive Officer, Secretary, or other person calling the meeting. If mailed, such notice shall be deemed to be given on the date notice is deposited in the United States mail with postage paid in an envelope addressed to the shareholder at the shareholder’s address as it appears on the stock transfer records of the corporation. If by electronic transmission, such notice shall be deemed to be provided when the notice is (i) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (iv) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder. If a meeting is held by means of remote communication, the notice of the meeting must include information on how to access the list of shareholders entitled to vote at the meeting. Notwithstanding the foregoing, notice of a shareholder meeting regarding a fundamental business transaction (as defined by Texas law) must be given to each shareholder of the corporation not later than twenty-one (21) days prior to the meeting, regardless of the shareholder’s right to vote on the matter. Notice of such action shall comply with any other requirements set by law.

Section 5.Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not earlier than the sixtieth (60th) day and at least ten (10) days before the date on which the particular action requiring such determination of shareholders is originally to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is first given to shareholders or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall apply to any adjournment or postponement thereof.
Section 6.Voting List. Not later than the eleventh (11th) day before the date of each meeting of the shareholders of the corporation, an officer or agent having charge of the corporation’s stock transfer records shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment or postponement thereof showing the address and the type and number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal executive office of the corporation and shall be subject to inspection by any shareholder at any time during regular business hours for a period of at least ten (10) days prior to such meeting. Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. Such list shall also be produced and be kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting as provided by applicable law. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders of the corporation. The original share transfer records shall be prima facie evidence as to (a) the identity of the shareholders entitled to vote at any meeting of shareholders and the number of shares held by each of them and (b) the identity of the shareholders entitled by this Section 6 to examine the list required by this Section 6.

Section 7.Quorum; Recess; Adjournment. The holders of a majority of the shares entitled to vote at a meeting of the shareholders that are present or represented by proxy at the meeting shall constitute a quorum for the consideration of a matter to be presented at the meeting, except as may otherwise be provided from time to time in the Certificate of Formation. For the avoidance of doubt, abstentions and broker nonvotes shall be treated as present for purposes of determining the presence or absence of a quorum. The chair of a meeting of shareholders shall have the power to adjourn a meeting at any time, without notice other than announcement at the meeting, whether or not there is a quorum. The holders of a majority of the shares entitled to vote thereat, and represented in person or by proxy, shall have the power to adjourn a meeting at which a quorum is not present at any time, without notice other than announcement at the meeting. Shareholders present at a duly organized meeting with a quorum present may continue to do business until recess or adjournment, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. When a meeting is recessed or adjourned to another time or place, notice need not be given of the recessed or adjourned meeting if the time and place (if any) thereof and the means of remote communications (if any) by which shareholders and proxy holders may be deemed to be present in person and vote at such recessed or adjourned meeting are announced at the meeting at which the recess or adjournment is taken. At any recessed or adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the recess or adjournment is for more than thirty (30) days, or if after the recess or adjournment a new record date is fixed for the recessed or adjourned meeting, a notice of the recessed or adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 8.Voting at Meetings.
(a)With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law, the Certificate of Formation, these Bylaws, or the rules or regulations of any stock exchange applicable to the corporation (the “Stock Exchange Rules”), the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes of this sentence, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter.
(b)Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of shares of any class or series are limited or denied by the Certificate of Formation, or as otherwise provided by applicable law. No shareholder shall have the right of cumulative voting.

(c)A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. As required by the Texas Business Organizations Code, a telegram, telex, cablegram, or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a shareholder will be treated as an execution in writing. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission has been authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
Section 9.Inspectors of Election. The chair of each meeting of shareholders shall appoint one or more persons to act as inspectors of election. The inspectors of election shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy. The inspectors of election shall (i) oversee the vote of the shareholders for the election of directors and for any other matters that are put to a vote of shareholders at the meeting; (ii) receive a ballot evidencing votes cast by the proxy committee; (iii) judge the qualifications of shareholders voting; (iv) collect, count, and report the results of ballots cast by any shareholders voting in person; and (v) perform such other duties as may be required by the chair of the meeting or the shareholders.
Section 10.Notice of Shareholder Business.
(a)At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of such meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the corporation who (A) is a shareholder of record of the corporation both at the time the notice provided for in this Section 10 is delivered to the Secretary of the corporation and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action. With respect to an annual meeting of shareholders, to be properly brought, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation no later than the close of business on the sixtieth (60th) day and no earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be properly brought, notice by the shareholder must be received (x) no later than the close of business on the ninetieth (90th) day prior to the date of such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of the annual meeting is first made by the corporation and (y) no earlier than the close of business on the one hundred and twentieth (120th)

day prior to such annual meeting. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(b)A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before any annual meeting the following information: (i) a brief description of the business desired to be brought before the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), which is not to exceed 500 words, and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment; (iii) the reasons for conducting such business at the meeting; (iv) any interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) a complete and accurate description of all agreements, arrangements, and understandings (whether written or oral) between or among such shareholder and such beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such shareholder.
(c)As to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the proposal is made (including any Affiliate or Associate), such shareholder’s notice must set forth: (i) the name and address of the shareholder proposing such business as they appear on the corporation’s books as of the date of the notice and the name and address of such beneficial owner, if any; (ii) the class or series and number of shares of the corporation that are, directly or indirectly, owned beneficially or of record (within the meaning of Rule 13d-3 under the Exchange Act) by such shareholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future); (iii) a description of any agreement, arrangement, understanding, or relationship with respect to the proposal between or among such shareholder and/or such beneficial owner, any of their respective Affiliates or Associates, and any others acting in concert with any of the foregoing; (iv) a description of any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such shareholder and such beneficial owner, if any, has a right to vote any shares of any security of the corporation; (v) a description of any agreement, arrangement, understanding, or relationship (including any hedging transactions and any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, and borrowed or loaned shares (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and such beneficial owner, if any), whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk, or benefit from share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the corporation; (vi) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (vii) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household; (viii) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or beneficial owner, if any, that are separated or separable from the underlying shares of the corporation; (ix) a representation that such shareholder is a holder of record of stock of the corporation, is entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business and a representation that such beneficial owner is the beneficial owner of stock of the corporation; (x) a representation as to whether such shareholder or such beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement and form of proxy to the corporation’s shareholders or (B) otherwise solicit proxies or votes from shareholders in support of such proposal; and (xi) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Bylaws, the term “Associates” shall have the meaning given in Rule 12b-2 under the Exchange Act.

(d)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 10 and applicable law. A shareholder seeking to have a proposal included in the corporation’s proxy statement shall also comply with the requirements of Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder (including, but not limited to, Rule 14a-8 or any successor provision), and the notice requirements of this Section 10 shall be deemed satisfied by a shareholder (or by a beneficial owner other than a shareholder of record) if the shareholder or beneficial owner has notified the corporation of such shareholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such proposal has been included in proxy materials that has been prepared by the corporation to solicit proxies for such annual meeting. Notwithstanding the foregoing provision of this Section 10, the Board of Directors may, in its discretion, exclude from any proxy materials sent to shareholders any matters that may properly be excluded under the Exchange Act, Securities and Exchange Commission (“SEC”) rules, or other applicable laws.
(e)A shareholder providing notice of any business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal office of the corporation (i) not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and (ii) not later than seven (7) business days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).
Section 11.Notice of Shareholder Nominees:
(a)At an annual meeting of shareholders or at a special meeting of shareholders called for the purpose of electing one or more directors to the Board of Directors, nominations of persons for election to the Board of Directors may be made (i) pursuant to the corporation’s notice of such meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the corporation who (A) is a shareholder of record of the corporation both at the time the notice provided for in this Section 11 is delivered to the Secretary of the corporation and at the time of the meeting, (B) is entitled to vote for the election of directors at the meeting, and (C) complies with the notice procedures and other requirements set forth in this Section 11 and applicable law. For any nomination to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. With respect to an annual meeting of shareholders, to be properly brought, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation within the timeframe specified in Section 10(a) of Article II. With respect to a special meeting of shareholders called for the purpose of electing one or more directors to the Board of Directors, to be properly brought, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation no later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement of the date of the special meeting is first made by the corporation and no earlier than the close of business on the ninetieth (90th) day prior to such special meeting. In no event shall an adjournment or postponement of an annual or special meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(b)As to each person whom the shareholder proposes to nominate for election or reelection as a director, such shareholder’s notice must: (i) set forth (A) the name, age, business address, and residence address of such person; (B) the principal occupation or employment of such person (present and for the past five (5) years); (C) the class or series and number of shares of capital stock of the corporation that are owned beneficially and of record by such person; (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (E) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings (whether written or oral) during the past three (3) years, and any other material relationships between or among such shareholder and beneficial owner, if any, and their respective Affiliates and Associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Act of 1933 (“Regulation S-K”) if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or Associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) be accompanied by (x) a notarized letter signed by such person stating his or her acceptance of the nomination by that shareholder or beneficial owner, stating his or her intention to serve as a director for the full term if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election, and (y) a completed signed questionnaire and written representation and agreement, each as required by Section 12 of Article II. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation and that the corporation believes could be material to a reasonable shareholder’s understanding of the independence (both from management and from the shareholder and beneficial owner, if any) and qualifications of such proposed nominee.

(c)As to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate), such shareholder’s notice must set forth: (i) the information required by (i) through (viii) of Section 10(c) of Article II; (ii) a representation that such shareholder is a holder of record of stock of the corporation, is entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination and a representation that such beneficial owner, if any, is the beneficial owner of stock of the corporation; (iii) a representation as to whether such shareholder or such beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to elect the nominee or (B) otherwise solicit proxies or votes from shareholders in support of such nomination; and (iv) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. These Bylaws shall not be deemed to require inclusion in the corporation’s proxy statement of nominations or proposals of shareholders which the corporation is not otherwise required to include in its proxy statement. No person nominated for election to the Board of Directors by a shareholder of the corporation shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws and applicable law.
(d)A shareholder providing notice of any nomination proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal office of the corporation (i) not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and (ii) not later than seven (7) business days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).
Section 12.Questionnaire; Voting Commitment. To be eligible to be a nominee for election or reelection as a director of the corporation pursuant to Section 11 or 13 of Article II, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal office of the corporation (a) a written questionnaire (in the form provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and (b) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement, or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding (whether written or oral) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination, candidacy, service, or action as a director of the corporation that has not been disclosed to the corporation; and (iii) would be in compliance, if elected as a director of the corporation, and will comply with all applicable law, the Stock Exchange Rules, the corporation’s Corporate Governance Guidelines, the corporation’s Code of Ethics, and any other policies and guidelines of the corporation applicable to members of the Board of Directors and any applicable Board committee(s).

Section 13.Shareholder Nominations Included in the Corporation’s Proxy Materials.
(a)Inclusion of Nominees in Proxy Statement: Subject to the provisions of this Section 13, if expressly requested in the relevant Nomination Notice, the corporation shall include in its proxy statement for any annual meeting of shareholders: (i) the name of any person nominated for election (the “Shareholder Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Eligible Shareholder or group of up to twenty (20) Eligible Shareholders that has (individually and, in the case of a group, collectively) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 13 (such Eligible Shareholder or group of Eligible Shareholders being a “Nominating Shareholder”); (ii) disclosure about the Shareholder Nominee and the Nominating Shareholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Shareholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 13(e)(ii) of Article II), if such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder (the “Supporting Statement”); and (iv) any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Shareholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 13.
(b)Maximum Number of Nominees:
(i)The maximum number of Shareholder Nominees that may be included in the corporation’s proxy statement for an annual meeting of shareholders pursuant to this Section 13 shall not exceed the greater of (A) two (2) or (B) twenty (20) percent of the number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 13 with respect to the annual meeting (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) the number of Shareholder Nominees whose nominations are subsequently withdrawn by the Nominating Shareholder or who become unwilling to serve on the Board of Directors; (2) the number of Shareholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; (3) the number of Shareholder Nominees who cease to satisfy the eligibility requirements in this Section 13, as determined by the Board of Directors; (4) in the event that a Nominating Shareholder ceases to satisfy the eligibility requirements in this Section 13, as determined by the Board of Directors, the number of Shareholder Nominees of such Nominating Shareholder; and (5) the number of incumbent directors who had been Shareholder Nominees, or nominees of a shareholder pursuant to the advance notice requirements set forth in Section 11 of Article II, at any of the preceding two (2) annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occur on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 13(d) of Article II but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.

(ii)If the number of Shareholder Nominees pursuant to this Section 13 for any annual meeting of shareholders exceeds the Maximum Number, then, promptly upon notice from the corporation, each Nominating Shareholder will select one (1) Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s Common Stock that each Nominating Shareholder disclosed as Owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one (1) Shareholder Nominee. Following such determination, whether before or after the mailing or other distribution of the definitive proxy statement, if (A) a Nominating Shareholder becomes ineligible or withdraws its nomination, (B) a Shareholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, or (C) a Shareholder Nominee is thereafter nominated by the Board of Directors, the corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee (in the case of clause (A) or (B)) or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy.
(c)Eligibility of Nominating Shareholder:
(i)An “Eligible Shareholder” is a person who has either (A) been a record holder of the shares of Common Stock of the corporation used to satisfy the eligibility requirements in this Section 13(c) continuously for the three (3) year period specified in Section 13(c)(ii) of Article II or (B) provides to the Secretary of the corporation, within the time period referred to in Section 13(d) of Article II, evidence of continuous Ownership by that person of such shares for such three (3) year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)An Eligible Shareholder or group of up to twenty (20) Eligible Shareholders may submit a nomination in accordance with this Section 13 only if the person or group (in the aggregate) has continuously Owned at least the Minimum Number (as adjusted for any stock splits, stock dividends, or similar events) of shares of the corporation’s Common Stock throughout the three (3) year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Number of shares of the corporation’s Common Stock through the date of the annual meeting. For purposes of qualifying as an Eligible Shareholder and satisfying the ownership requirements set forth in this Section 13(c), two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one (1) shareholder or beneficial owner. Any group of funds whose shares are so aggregated shall, within five (5) business days after the date of the Nomination Notice, submit to the Secretary of the corporation at the corporation’s principal office documentation that demonstrates that the funds satisfy the foregoing sentence, as determined by the Board of Directors, and such documentation shall be deemed part of the Nomination Notice for purposes of this Section 13. For the avoidance of doubt, in the event of a nomination by a group of Eligible Shareholders, any and all requirements and obligations for an individual Eligible Shareholder that are set forth in this Section 13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the Ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Section 13, as determined by the Board of Directors, or withdraw from a group of Eligible Shareholders at any time prior to the annual meeting of shareholders, the group of Eligible Shareholders shall only be deemed to Own the shares held by the remaining members of the group.
(iii)The “Minimum Number” means three (3) percent of the number of outstanding shares of the corporation’s Common Stock as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.
(iv)No person may be a member of more than one (1) group constituting a Nominating Shareholder, and if any person appears as a member of more than one (1) group, he, she, or it shall be deemed to be a member of only the group that has the largest ownership position, as reflected in the Nomination Notice.
(d)Nomination Notice. To nominate a Shareholder Nominee pursuant to this Section 13, the Nominating Shareholder must deliver to, and they must be received by, the Secretary of the corporation at the corporation’s principal office all of the following information and documents (collectively, the “Nomination Notice”) no later than one hundred and twenty (120) days and no earlier than one hundred and fifty (150) days prior to the first anniversary of the date that the corporation mailed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the preceding year’s annual meeting of shareholders and ends sixty (60) days after the first anniversary date of the preceding year’s annual meeting of shareholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred and eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) days prior to the date of the Nomination Notice, the Nominating Shareholder Owns, and has continuously Owned for the preceding three (3) years, the Minimum Number of shares of the corporation’s Common Stock, and the Nominating Shareholder’s agreement to provide, (A) within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous Ownership of the Minimum Number of shares of the corporation’s Common Stock through the record date and (B) within two (2) business days after the date of the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous Ownership of the Minimum Number of shares of the corporation’s Common Stock through the date of the annual meeting;
(ii)a copy of the Schedule 14N (or any successor form) relating to the Shareholder Nominee, completed and filed with the SEC by the Nominating Shareholder in accordance with SEC rules, or, if Schedule 14N (or any successor form) is not then required by the SEC, a written statement to the corporation containing the information required by Schedule 14N as in effect in November 2016;
(iii)a notarized letter signed by the Shareholder Nominee stating his or her acceptance of his or her nomination, stating his or her intention to serve as a director for the full term if elected, and consenting to being named as a nominee for director in the corporation’s proxy statement, form of proxy, and ballot as a nominee;
(iv)a written notice of the nomination of the Shareholder Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Shareholder (including, for the avoidance of doubt, each group member): (A) the information that would be required to be set forth in a shareholder’s notice of nomination pursuant to Sections 11 and 12 of Article II; (B) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the written notice; (C) a representation and warranty that the Nominating Shareholder did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation; (D) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Shareholder’s Shareholder Nominee(s); (E) a representation and warranty that the

Nominating Shareholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the Board of Directors; (F) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the corporation’s proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting; (G) a representation and warranty that the Shareholder Nominee’s candidacy or, if elected, Board membership would not violate applicable state, federal, or foreign law or the Stock Exchange Rules; (H) a representation and warranty that the Shareholder Nominee: (1) qualifies as independent under the Stock Exchange Rules; (2) meets the director qualifications set forth in the corporation’s Corporate Governance Guidelines; and (3) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Shareholder Nominee; (I) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 13(c) of Article II; (J) a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 13(c) of Article II through the date of the annual meeting; (K) a statement regarding the Nominating Shareholder’s intent with respect to continued Ownership of the Minimum Number of shares of the corporation’s Common Stock for at least one (1) year following the annual meeting; (L) details of any position of the Shareholder Nominee as an officer or director of any competitor of the corporation (that is, any entity that provides services that compete with or are alternatives to the services provided by the corporation or its Affiliates) within the three (3) years preceding the submission of the Nomination Notice; (M) if desired, a Supporting Statement; (N) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one (1) group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination and matters related thereto, including withdrawal of the nomination; and (O) a description of any material relationship or any direct or indirect compensatory, payment, or other financial agreement, arrangement, or understanding during the past three (3) years between or among such Nominating Shareholder and its respective Affiliates and Associates or others acting in concert therewith, on the one hand, and such Shareholder Nominee and his or her respective Affiliates and Associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Nominating Shareholder or any Affiliate or Associate thereof or other person acting in concert therewith were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive officer of such registrant; and

(v)an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Shareholder (including each group member) agrees: (A) to comply with all applicable laws, rules, and regulations in connection with the nomination, solicitation, and election of the Shareholder Nominee; (B) to file with the SEC any written solicitation or other communication with the corporation’s shareholders by or on behalf of the Nominating Shareholder relating to the corporation’s annual meeting of shareholders, one or more of the corporation’s directors or director nominees, or any Shareholder Nominee, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such solicitation or other communication under any rule or regulation; (C) to assume all liability stemming from a Proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or the Shareholder Nominee nominated by such Nominating Shareholder with the corporation, its shareholders, or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees) incurred in connection with any threatened or pending Proceeding against the corporation or any of its directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or Shareholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements, or representations under this Section 13; (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member) with the corporation, its shareholders, or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (F) in the event that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 13(c) of Article II, including Ownership of the Minimum Number of shares of the corporation’s Common Stock, to promptly (and in any event within forty-eight (48) hours of discovering such failure) notify the corporation of such failure.

The information and documents required by this Section 13(d) shall be (i) provided with respect to and executed by each group member of the Nominating Shareholder, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) or, if Schedule 14N (or any successor form) is not then required by the SEC, as required by Schedule 14N as in effect in November 2016, in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 13(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the corporation.
(e)Exceptions:
(i)Notwithstanding anything to the contrary contained in this Section 13, the corporation may omit from its proxy statement any Shareholder Nominee, and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s Supporting Statement), and in such case, no vote on such Shareholder

Nominee will occur (notwithstanding that ballots or proxies in respect of related votes may have been received by the corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Shareholder Nominee, if: (A) the corporation receives a notice that any shareholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Section 11 of Article II without such shareholder’s notice expressly electing to have such director candidate included in the corporation’s proxy statement pursuant to this Section 13, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the corporation; (B) the Nominating Shareholder withdraws its nomination; (C) the Board of Directors determines that such Shareholder Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with these Bylaws, the Certificate of Formation, or any applicable state, federal, or foreign law, rule, or regulation, including the Stock Exchange Rules; (D) the Shareholder Nominee is not independent under the Stock Exchange Rules, any applicable rules of the SEC, and any standards used by the Board of Directors in determining the independence of the corporation’s directors, in each case as determined by the Board of Directors; (E) the Shareholder Nominee was nominated for election to the Board of Directors pursuant to this Section 13 at one of the corporation’s two (2) preceding annual meetings of shareholders and either (1) withdrew from or became ineligible or unavailable for election at such annual meeting or (2) did not receive at least twenty-five (25) percent of the total votes cast in favor of his or her election at such annual meeting; the Shareholder Nominee has been, within the past three (3) years, an officer or director of a competitor of the corporation (that is, any entity that provides services that compete with or are alternatives to the services provided by the corporation or its Affiliates); or the corporation is notified, or the Board of Directors determines, that the Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 13(c) of Article II, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), the Shareholder Nominee becomes unwilling or unable to serve on the Board of Directors, or any material violation or breach occurs of any of the obligations, agreements, representations, or warranties of the Nominating Shareholder or the Shareholder Nominee under this Section 13.

(ii)Notwithstanding anything to the contrary contained in this Section 13, the Board of Directors or the chair of the meeting of shareholders shall declare a nomination by a Nominating Shareholder to be invalid, and such nomination and any votes received with respect to the applicable Shareholder Nominee shall be disregarded (notwithstanding that ballots or proxies in respect of such vote may have been received by the corporation and notwithstanding that the annual meeting of shareholders shall have been held), if (A) the Nominating Shareholder or the applicable Shareholder Nominee shall have breached any of its, his, or her obligations, agreements, or representations under this Section 13, including the agreement to provide written statements of continuous ownership of the Minimum Number of shares of the corporation’s Common Stock through the date of the annual meeting in the timeframe specified by Section 13(d)(i) of Article II, as determined by the Board of Directors; or (B) the Nominating Shareholder or designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting and present the nomination pursuant to this Section 13. For purposes of this Section 13, to be considered a qualified representative of a shareholder, (1) a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder stating that such person is authorized to act for such shareholder as a proxy at the meeting of shareholders; and (2) prior to the presentation of such nomination at the meeting of shareholders, such person must produce a valid government-issued photo identification as well as either (x) proof that he or she is a duly authorized officer, manager, or partner of such shareholder or (y) such writing (or a reliable reproduction or electronic transmission of the writing).
(iii)Notwithstanding anything to the contrary contained in this Section 13, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of the Shareholder Nominee included in the Nomination Notice, if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association, or other entity, organization, or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, or regulation; or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation.
The corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.
Section 14.General.
(a)Except as otherwise provided by applicable law, (i) only such business shall be conducted at any meeting of shareholders as shall have been brought before the meeting in accordance with the requirements set forth in Section 10 of Article II and applicable law; and (ii) only such persons who are nominated in accordance with the requirements set forth in Section 11 or 13 of Article II and applicable law shall be eligible to be elected at any meeting of shareholders of the corporation called for the purpose of the election of one or more directors to the Board of Directors.
(b)Except as otherwise provided by applicable law, (i) the chair of the meeting shall have the power to determine whether any business proposed to be brought before the meeting (including a director nomination) has been proposed or made in compliance with applicable law and Sections 10, 11, or 13 of Article II, as applicable; and (ii) if any proposed business or nomination has not been proposed or made in compliance with applicable law and Sections 10, 11, or 13 of Article II, as applicable, the chair of the meeting shall have the power not to permit any such business or nomination, or any voting with respect to such business or nomination, to be transacted.

(c)Notwithstanding Sections 10 and 11 of Article II, unless otherwise required by applicable law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation and present his, her, or its proposed business or nomination, such proposed business may not be transacted and any nomination by the shareholder may be disregarded, notwithstanding that ballots or proxies in respect of related votes may have been received by the corporation. For purposes of this Section 14(c), to be considered a qualified representative of the shareholder, (i) a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder stating that such person is authorized to act for such shareholder as a proxy at the meeting of shareholders; and (ii) prior to the presentation of such business or nomination at the meeting of shareholders, such person must produce a valid government-issued photo identification as well as either (A) proof that he or she is a duly authorized officer, manager, or partner of such shareholder or (B) such writing (or a reliable reproduction or electronic transmission of the writing).
(d)For purposes of Sections 10 and 11 of Article II, “Public Announcement” shall be a disclosure in a press release reported by the Dow Jones News Service, Associated Press, or other national news service; in a document publicly filed with or furnished to the SEC by the corporation pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; or on the corporation’s website.
(e)Any shareholder or beneficial owner, if any, or any of their Affiliates, Associates or other persons acting in concert therewith, directly or indirectly soliciting proxies for the election of directors must use a proxy card color other than white. White proxy cards shall be reserved for exclusive use by the corporation.
(f)If a shareholder or beneficial owner, if any, or any of their Affiliates, Associates or other persons acting in concert therewith intend to solicit proxies in support of any proposed nominee other than the corporation’s nominees, such person shall, in addition to the other requirements of these Bylaws:
(i)Deliver to the Secretary of the corporation, no later than the earlier of the time provided in these Bylaws or the time provided in Rule 14a-19 of the Exchange Act, the notice and other information required in Rule 14a-19 of the Exchange Act; and
(ii)Deliver to the Secretary of the corporation, no later than five (5) business days before the applicable meeting of shareholders, reasonable evidence that it (including any others acting in concert with it) has met the requirements of Rule 14a-19 of the Exchange Act with respect to such nominees.
Unless otherwise required by law, if any shareholder (1) provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (2) subsequently fails to comply with any requirement of Rule 14a-19 of the Exchange Act or any other rules or regulations of the Exchange Act or fails timely to provide the evidence described in the preceding clause (f)(ii), then the corporation shall disregard any proxies or votes solicited for such nominees, and such nominations shall be disregarded.

(g)In addition to Sections 10, 11, and 13 of Article II, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in Sections 10, 11, or 13 of Article II; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to, and shall not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Sections 10, 11, or 13 of Article II, and compliance with Sections 10, 11, 13 and 14 of Article II shall be the exclusive means for a shareholder to make nominations or submit other business (other than business properly brought under and in compliance with Rule 14a-8 of the Exchange Act or any successor provision, as provided in the second sentence of Section 10(d) of Article II).
Section 15.Conduct of Meetings.
(a)Meetings of shareholders shall be presided over by the chair of the meeting of shareholders, who shall be a director or an officer designated by the Board of Directors. The secretary of each meeting of shareholders shall be the Secretary or Assistant Secretary or, in the absence (or inability or refusal to act) of the Secretary or Assistant Secretary, any other person so appointed to act by the chair of the meeting.
(b)The Board of Directors may adopt such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as are adopted by the Board of Directors, the chair of each meeting of shareholders shall have the right and authority to convene and (whether or not a quorum is present and for any reason or no reason) to adjourn or recess the meeting, to prescribe such rules and regulations, and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules or regulations or acts may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) restrictions on the use of photographic, audio or video recording devices (including cellular telephones) at the meeting; (vi) limitations on the time allotted to questions or comments by participants; and (vii) regulating the opening and closing of the polls for balloting and matters that are to be voted on. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure. In addition to making any other determination that may be appropriate to the conduct of the meeting, the chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a matter, nomination or other business was not properly brought before the meeting. If the chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting, and any such matter, nomination or other business declared not to be properly brought before the meeting shall not be transacted or considered.

ARTICLE III

BOARD OF DIRECTORS
Section 1.Management. The business and affairs of the corporation shall be managed under the direction of a Board of Directors.
Section 2.Number and Election; Term of Office; Qualifications.
(a)The number of directors of the corporation shall be determined from time to time exclusively by resolution of the Board of Directors, but no decrease in such number shall have the effect of shortening the term of any incumbent director. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. For purposes of this Section 2(a), (i) a majority of the votes cast means that the number of votes cast “for” a nominee for director must exceed the number of votes cast “against” that nominee, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either “for” or “against” any nominee for director.
(b)If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and shall publicly disclose (by a press release, a report furnished to or filed with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind its decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If an incumbent director’s resignation is not accepted by the Board of Directors, that director shall continue to serve until the next annual meeting and until his or her successor shall have been elected and qualified or until his or her earlier death, retirement, resignation, or removal for cause in accordance with the provisions of these Bylaws. If an incumbent director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy in accordance with the provisions of these Bylaws or may decrease the size of the Board of Directors in accordance with the provisions of these Bylaws.
(c)Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier death,

retirement, resignation, or removal for cause in accordance with the provisions of these Bylaws. Any director may resign at any time only upon written notice to the Chair of the Board and the Secretary of the corporation. Directors need not be residents of the State of Texas or shareholders of the corporation, but they must have been nominated by either the Board of Directors or by shareholders in accordance with the procedures set forth in these Bylaws, the corporation’s Corporate Governance Guidelines, and applicable law in order to be eligible for election as directors.

Section 3.Vacancies; Increases in the Number of Directors. Subject to the provisions of the following paragraph, any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, even if the remaining directors constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of the director’s predecessor in office.
Any vacancy to be filled because of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders. During a period between two successive annual meetings of shareholders, the Board of Directors may not fill more than two vacancies created by an increase in the number of directors.
Section 4.Removal. At any meeting of shareholders called expressly for that purpose, any director may be removed, but only for cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors. Except as otherwise provided by applicable law, “cause” for the removal of a director shall be deemed to exist only if the director whose removal is proposed (a) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (b) has been found to have been grossly negligent in the performance of his or her duties to the corporation in any matter of substantial importance to the corporation by (i) the affirmative vote of at least eighty (80) percent of the directors then in office at any meeting of the Board of Directors called for that purpose or (ii) a court of competent jurisdiction; or (c) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a director of the corporation.
Section 5.Place of Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas. Meetings may also be held solely or partially by means of remote communication in accordance with Texas law.
Section 6.First Meeting. The first meeting of each newly elected Board may be held immediately following the shareholders’ meeting at which the directors are elected and at the place at which such annual meeting is held. If such meeting is held immediately following the shareholders’ meeting at which the directors are elected and at the place at which such annual meeting is held, no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting provided a quorum shall be present.

Section 7.Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.
Section 8.Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board or the Chief Executive Officer and shall be called by the Chair of the Board or by the Secretary at the request of a majority of the members of the Board of Directors. Notice of meetings shall be given at least twenty-four (24) hours prior to the meeting, either personally, by telephone, by mail, or, on consent of a director, by electronic transmission.
Section 9.Purpose of Meetings. Neither the purpose of, nor the business to be transacted at, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 10.Quorum; Voting; Adjournment. A majority of the number of directors constituting the whole Board, in the case of a meeting of the Board of Directors, and a majority of the number of directors serving on a committee, in the case of a meeting of a committee, shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors or committee, unless the act of a greater number is required by applicable law, the Certificate of Formation, or these Bylaws. The Chair of the Board or the directors present at a meeting of the Board of Directors or a committee thereof may adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not there is a quorum.
Section 11.Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided by a resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, except where action of the Board is mandatorily required by applicable law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Such committees shall keep regular minutes of their proceedings and report the same to the Board when required. The Board of Directors may remove a member of a committee appointed by the Board if the Board determines the removal is in the best interests of the corporation; provided that the removal of a committee member shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of a committee member shall not of itself create contract rights.
Section 12.Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or evidence of the electronic transmission is placed in the minute book. Such consent shall have the same force and effect as a unanimous vote at a meeting.
Section 13.Chair of the Board; Vice Chair. The Board of Directors may appoint a director as Chair of the Board, which position shall be a board position only and not an officer position unless the Board of Directors also determines that such position shall also be an officer position. If elected, the Chair of the Board, if present, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as are commonly incident to the position of chair of the board or that may be assigned to him or her by the Board of Directors. The Board of Directors may also appoint one or more Vice Chairs of the Board from the directors, who shall perform such duties as may be assigned from time to time by the Board of Directors.
ARTICLE IV

OFFICERS
Section 1.General. The Board of Directors shall elect a President, a Secretary, and such other officers as may be from time to time required by Texas law. The Board of Directors may also elect a Chief Executive Officer, Vice Presidents, Assistant Secretaries, a Treasurer, Assistant Treasurers, and such other officers as the Board of Directors shall deem appropriate, none of whom need to be a member of the Board. Any two or more offices may be held by the same person.
Section 2.Other Officers. The Chief Executive Officer may appoint such other officers and agents as he or she may deem necessary for the efficient and successful conduct of the business of the corporation.
Section 3.Term of Office; Removal; Resignation. The officers and agents of the corporation elected or appointed by the Board of Directors shall hold office until their successors have been elected and qualified or until their earlier death, retirement, resignation, or removal for or without cause by the majority vote of the whole Board of Directors; provided that the removal of any such officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent appointed by the Chief Executive Officer may be removed at any time by majority vote of the whole Board of Directors or by the Chief Executive Officer. Election or appointment of an officer or agent shall not of itself create contract rights. Any executive officer may resign at any time only upon written notice to the Chair of the Board, Chief Executive Officer, and Secretary of the corporation.
Section 4.Compensation. The salaries of all executive officers of the corporation shall be fixed by, or at the direction of, the Board of Directors or its Compensation Committee.
Section 5.Chief Executive Officer. The Chief Executive Officer shall have responsibility for the general management and direction of the business of the corporation and shall have such other powers and duties as are commonly incident to the office of chief executive officer or that may be assigned to him or her by the Board of Directors. He or she shall have authority to execute deeds, conveyances, leases, notes, bonds, and other contracts either with or without the attestation of the Secretary required thereon and either with or without the seal of the corporation. He or she may delegate any of his or her powers and duties to any other officer with such limitations as he or she may deem proper.
Section 6.President. The President may execute deeds, conveyances, leases, notes, bonds, and other contracts either or without the attestation of the Secretary required thereon and either with or without the seal of the corporation and shall have such other powers and duties as are commonly incident to the office of president or that are assigned to him or her by the Board of Directors. If he or she is not designated as Chief Executive Officer, the President shall have such powers and perform such duties as may be delegated to him or her by the Chief Executive Officer, and shall be vested with all the powers and authorized to perform all the duties of the Chief Executive Officer in his or her absence or inability to act. He or she may delegate any of his or her powers and duties to any other officer with such limitations as he or she may deem proper.

Section 7.Vice Presidents. The Vice Presidents, in the order of their rank and seniority in office, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties that are assigned to him or her by the Board of Directors, the Chair of the Board, the President, or the Chief Executive Officer. The Board of Directors, the President, or the Chief Executive Officer may add to the title of any Vice President such distinguishing designation(s) as may be deemed desirable to reflect seniority, authorities, or responsibilities of any Vice President.
Section 8.The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required or requested. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, or the President, under whose supervision he or she shall be; he or she shall keep the seal the corporation and shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. The Secretary shall have such other powers and duties as are commonly incident to the office of secretary.
Section 9.The Assistant Secretaries. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties that are assigned to them by the Board of Directors, the Chair of the Board, the President, or the Chief Executive Officer.
Section 10.The Treasurer. The Treasurer shall have supervision over the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board, or whenever they may require it, an account of all the transactions under his or her supervision as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer and persons acting under his or her supervision shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of their duties and for the restoration to the corporation, in case of their death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in their possession or under their control belonging to the corporation. The Treasurer shall have such other powers and duties as are commonly incident to the office of treasurer or that are assigned to him or her by the Board of Directors, the Chair of the Board, the President, or the Chief Executive Officer.

Section 11.The Assistant Treasurers. The Assistant Treasurers, in the order of their seniority in office, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties that are assigned to them by the Board of Directors, the Chair of the Board, the President, or the Chief Executive Officer.
ARTICLE V

CERTIFICATES REPRESENTING SHARES UNCERTIFICATED STOCK
Section 1.Form and Issuance. The shares of the corporation’s stock may be certificated or uncertificated, as provided under Texas law. Any certificates representing shares of stock shall be in such form as is approved by resolution of the Board of Directors and as may be required by applicable law and shall be numbered and entered in the stock transfer records of the corporation as they are issued. Each certificate shall state on the front of the certificate that the corporation is organized under the laws of the State of Texas, the holder’s name, the number and class of shares, the designation of the series, if any, represented by the certificate, and the par value of each share represented by the certificate or a statement that the shares are without par value. Certificates shall be signed by the Chair of the Board or the Chief Executive Officer and by the Secretary of the corporation, and may contain an impression of the seal of the corporation or a facsimile thereof. The signatures of the Chair of the Board or Chief Executive Officer and of the Secretary upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer at the date of its issuance. No certificate shall be issued for any share until the consideration therefor, fixed as provided by applicable law, has been fully paid.
Section 2.Fractional Shares. The corporation may, but shall not be obligated to, issue fractions of a share, either represented by a certificate or uncertificated, and the Board of Directors may, in lieu thereof, (a) arrange for the disposition thereof by those entitled thereto, (b) pay the fair value in cash, or (c) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share or an uncertificated full share only upon the surrender of such scrip aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip shall not, unless otherwise provided therein, entitle the holder to exercise voting rights, to receive distributions thereon, or to make a claim with respect to the assets of the corporation in the event of winding up and termination. Scrip, if issued, (a) shall become void if not exchanged for certificates representing full shares or uncertificated full shares within one (1) year after its issue; (b) may be subject to the condition that the shares for which it is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip; and (c) may be subject to any other conditions which the Board of Directors may deem advisable.
Section 3.Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall (a) make an affidavit of the fact in such manner as the Board of Directors may require; and (b) if so required by the Board of Directors, make proof of loss, theft, or destruction in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. The corporation may direct the issuance of a new certificate or certificates of stock or of uncertificated shares in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed.

Section 4.Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and upon payment of all taxes as may be imposed by applicable law, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon the corporation’s books.
Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or of certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the corporation’s books.
Section 5.Registered Shareholders. The corporation may consider the person registered as the owner of a share in the stock transfer records of the corporation at a particular time as the owner of the shares for all purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.
ARTICLE VI

NOTICES
Section 1.Waiver in Writing. Whenever any notice is required to be given to any shareholder or director under the provisions of applicable law, the Certificate of Formation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
Section 2.Waiver by Attendance. Attendance of a director or a shareholder, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where such director or shareholder (a) attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened; (b) objects to the holding of the meeting or the transaction of business at the meeting at the beginning of the meeting or promptly upon such director’s or shareholder’s arrival; and (c) does not thereafter vote for or assent to any action taken at the meeting.
ARTICLE VII

GENERAL PROVISIONS
Section 1.Distributions and Reserves. Distributions, including dividends upon the shares of the corporation, subject to the provisions, if any, of the Certificate of Formation, may in the exercise of its discretion be declared by the Board of Directors at any regular or special meeting, to the extent permitted by applicable law. Dividends may be paid in cash, in property, or in shares of the corporation; provided that all such declarations and distributions shall be in strict compliance with all applicable laws and the Certificate of Formation. Prior to any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the Board of Directors, from time to time in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Section 3.Seal. The corporate seal shall have inscribed therein the name of the corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 4.Amendments to Bylaws. All of the powers of this corporation, insofar as the same may be lawfully vested by these Bylaws in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors may amend or repeal these Bylaws, or adopt new bylaws, unless (a) such power shall be reserved exclusively to the shareholders in whole or part by the Certificate of Formation or the laws of Texas or (b) the shareholders in amending, repealing, or adopting a particular bylaw shall have expressly provided that the Board of Directors may not amend or repeal that bylaw. Unless the Certificate of Formation or a bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the corporation’s bylaws, the shareholders may amend, repeal, or adopt (but only by the affirmative vote of the holders of not less than a majority of the then outstanding shares of capital stock of the corporation entitled to vote with respect thereto) the corporation’s bylaws even though the bylaws may also be amended, repealed, or adopted by the Board of Directors.
Section 5.Preferred Shareholders. The provisions of these Bylaws are subject to the rights of any holders of any class or series of stock having a preference over the Common Stock of the corporation as to dividends or upon liquidation to elect directors under specified circumstances.
Section 6.Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, and the Secretary shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of, or with respect to any action of shareholders of, any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.
Section 7.Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these Bylaws is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality, or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these Bylaws will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

ARTICLE VIII

INDEMNIFICATION
Section 1.Right to Indemnification. Subject to the limitations and conditions as provided in this Article VIII, each person who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereinafter called a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she (or a person of whom he or she is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including, without limitation, court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his or her reasonable expenses, in respect of any Proceeding (a) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in such person’s official capacity; or (b) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his or her reasonable expenses actually incurred in connection with any Proceeding in which he or she shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification, or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification, or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.
Section 2.Advance Payment. The right to indemnification conferred in this Article VIII shall include the right to be paid or reimbursed by the corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 of Article VIII who was or is threatened to be made a named defendant or respondent in a Proceeding, in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the corporation of a (a) written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article VIII and (b) a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined that such person is not entitled to be indemnified under this Article VIII or otherwise.

Section 3.Indemnification of Employees and Agents. The corporation, by general or specific action of the Board of Directors, may indemnify and advance expenses to an Employee or agent of the corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article VIII; and the corporation may so indemnify and advance expenses to persons who are not or were not directors, officers, Employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers under this Article VIII.
Section 4.Appearance as a Witness. Notwithstanding any other provision of this Article VIII, the corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or his or her other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.
Section 5.Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 3 of Article VIII may have or hereafter acquire under any applicable law (common or statutory), provision of the Certificate of Formation or these Bylaws, agreement, contract, vote of shareholders or disinterested directors, pursuant to the direction of any court of competent jurisdiction, or otherwise.
Section 6.Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, Employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under this Article VIII.
Section 7.Shareholder Notification. To the extent required by applicable law, any indemnification of or advance of expenses to a director or officer in accordance with this Article VIII shall be reported in writing to the shareholders with or before the notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

Section 8.Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and advance expenses to each director, officer, and other person indemnified pursuant to this Article VIII to the extent permitted by any applicable portion of this Article VIII that shall not have been invalidated.
ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES
Section 1.Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders; (c) any action asserting a claim against the corporation or any director, officer, or other employee of the corporation pursuant to any provision of the Certificate of Formation or the Bylaws (as either may be amended from time to time) or the Texas Business Organizations Code; and (d) any action asserting a claim against the corporation or any director, officer, or other employee of the corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to (i) the provisions of this Article IX and (ii) jurisdiction and venue in the United States District Court for the Northern District of Texas and the state district court of Dallas County, Texas. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. If any action within the scope of this Section 1 is filed by or in the name of any party subject to this Section 1 (a “Violating Party”) in violation of this Section 1 (a “Violating Action”), the Violating Party shall be deemed to have consented to (A) the personal jurisdiction of Texas state and federal courts in connection with any action brought in any such court to enforce this Section 1 and (B) having service of process made upon the Violating Party in any such action by service upon the Violating Party’s counsel in the Violating Action as agent for such shareholder.
ARTICLE X

DEFINITIONS
Section 1.Definitions. As used in these Bylaws, the following terms shall have the following meanings:
“Affiliates” has the meaning set forth in Article II, Section 3(e).

“Associates” has the meaning set forth in Article II, Section 10(c).
“Derivative Instrument” has the meaning set forth in Article II, Section 10(c).
“Eligible Shareholder” has the meaning set forth in Article II, Section 13(c)(i).
“Exchange Act” has the meaning set forth in Article II, Section 3(e).
“Maximum Number” has the meaning set forth in Article II, Section 13(b)(i).
“Minimum Number” has the meaning set forth in Article II, Section 13(c)(iii).
“Nominating Shareholder” has the meaning set forth in Article II, Section 13(a).
“Nomination Notice” has the meaning set forth in Article II, Section 13(d).
“Other Meeting Date” has the meaning set forth in Article II, Section 13(d).
“Own” and any variations thereof have the meaning set forth in Article II, Section 3(e).
“Proceeding” has the meaning set forth in Article VIII, Section 1.
“Public Announcement” has the meaning set forth in Article II, Section 14(d).
“Regulation S-K” has the meaning set forth in Article II, Section 11(d).
“Requisite Percentage” has the meaning set forth in Article II, Section 3(a).
“SEC” has the meaning set forth in Article II, Section 10(d).
“Shareholder Nominee” has the meaning set forth in Article II, Section 13(a).
“Shareholder Requested Meeting” has the meaning set forth in Article II, Section 3(a).
“Special Meeting Request” has the meaning set forth in Article II, Section 3(b).
“Stock Exchange Rules” has the meaning set forth in Article II, Section 8(a).
“Supporting Statement” has the meaning set forth in Article II, Section 13(a).
“Violating Action” has the meaning set forth in Article IX, Section 1.
“Violating Party” has the meaning set forth in Article IX, Section 1.
“Voting Commitment” has the meaning set forth in Article II, Section 12.
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